AMENDED AND RESTATED SUPPLY AGREEMENT

                  (IN SUPPORT OF THE AMENDED AND RESTATED

                         1973 LNG SALES CONTRACT)



                                  between



                                 PERTAMINA



                                    and



                        VIRGINIA INDONESIA COMPANY
                         LASMO SANGA SANGA LIMITED
                           OPICOIL HOUSTON, INC.
                    UNION TEXAS EAST KALIMANTAN LIMITED
                     UNIVERSE GAS & OIL COMPANY, INC.
                                    and
                      VIRGINIA INTERNATIONAL COMPANY





                    Dated:  September 22, 1993
                    Effective: December 3, 1973

                   AMENDED AND RESTATED SUPPLY AGREEMENT

                  (IN SUPPORT OF THE AMENDED AND RESTATED

                         1973 LNG SALES CONTRACT)





     THIS AMENDED AND RESTATED SUPPLY AGREEMENT (this "Agreement") is made and entered into the 22nd day of September, 1993, but effective as of the 3rd day of December, 1973, by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("PERTAMINA"), on the one hand, and VIRGINIA INDONESIA COMPANY ("VICO"), LASMO SANGA SANGA LIMITED, OPICOIL HOUSTON, INC., UNION TEXAS EAST KALIMANTAN LIMITED, UNIVERSE GAS & OIL COMPANY, INC., and VIRGINIA INTERNATIONAL COMPANY (herein collectively "Contractors" and individually "Contractor"), on the other hand. The parties hereby agree as follows:

ARTICLE I

     1.1 This Agreement amends and restates in its entirety a Supply Agreement dated as of December 3, 1973, by and between PERTAMINA, on the one hand, and Contractors (or their predecessors in interest), on the other, as such Supply Agreement has heretofore been amended (the "VICO Supply Agreement").

     1.2 Contractors individually own or control all of the interest of "Contractors" in that certain Amended and Restated Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1968 (such contract as hereafter amended is herein referred to as the "Amended and Restated Production Sharing Contract") and that certain Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1998 (such contract as hereafter amended is herein referred to as the "Renewed Production Sharing Contract"). The Amended and Restated Production Sharing Contract and the Renewed Production Sharing Contract are herein referred to collectively as the "Production Sharing Contracts" and the area covered thereby is herein referred to as the "VICO Contract Area". Pursuant to the Production Sharing Contracts, each of PERTAMINA and Contractors is entitled to take and receive, sell and freely export its respective share of the Natural Gas produced and saved from the VICO Contract Area (the percentage share of such Natural Gas to which each of PERTAMINA and Contractors is entitled, as determined under the Production Sharing Contracts, is herein referred to as the "Production Sharing Percentage" of such party).

     1.3 PERTAMINA and Chubu Electric Power Co., Inc., The Kansai Electric Power Co., Inc., Kyushu Electric Power Co., Inc., Nippon Steel Corporation, Osaka Gas Co., Ltd., and Toho Gas Co., Ltd. ("Buyers") are parties to an LNG Sales Contract dated as of December 3, 1973, as amended by Amendment No. 1 dated as of August 31, 1976, and amended and restated as of January 1, 1990, providing for the sale and delivery of LNG by PERTAMINA, as seller, to Buyers. Such amended and restated contract, as further amended pursuant to the Amendment to the 1973 LNG Sales Contract dated as of June 1, 1992, and as hereafter amended, is herein referred to as the "LNG Sales Contract". Each term used herein which is defined in the LNG Sales Contract shall have the meaning assigned therein.

     1.4 A portion of the quantities of LNG to be sold, purchased, received and paid for (or paid for if not taken) under the LNG Sales Contract, as more particularly described in Article III hereof, is herein called "Badak LNG". Badak LNG is LNG resulting from Natural Gas produced from the Badak Field and processed in the LNG plant located at Bontang Bay, East Kalimantan, Indonesia (the "Bontang Plant"). The remaining quantities of LNG to be sold and delivered under the LNG Sales Contract are (a) LNG resulting from Natural Gas processed in the Arun Plant located in North Sumatra, Indonesia ("Arun LNG"), to the extent provided in a Supply Agreement dated December 3, 1973, between PERTAMINA and Mobil Oil Indonesia Inc. ("MOBIL"), as amended (the "MOBIL Supply Agreement"), (b) that portion of the "Korean Carry-Over Quantities" (as that term is defined in a Tripartite Agreement dated as of January 1, 1988, among the parties hereto, the TOTAL Group (as hereinafter defined), Unocal Indonesia, Ltd. ("UNOCAL") and MOBIL) for which the LNG Sales Contract is the "Designated LNG Sales Contract" (as that term is defined in the Tripartite Agreement), and (c) the additional quantities of LNG sold and delivered under the LNG Sales Contract during the Fixed Quantity Periods 1997, 1998 and 1999 resulting from the Memorandum of Agreement on Revisions to the 1973 LNG Sales Contract, between PERTAMINA and Buyers, dated as of September 7, 1989 and the Amendment to the 1973 LNG Sales Contract between PERTAMINA and certain of the Buyers dated as of June 1, 1992 ("Build-down Quantities"). The Korean Carry-Over Quantities (which are derived from Natural Gas processed in the Bontang Plant) and the Build-down Quantities (which will be derived from Natural Gas processed in the Bontang Plant and the Arun Plant) are or will each be the subject of separate supply agreements between PERTAMINA and Contractors, MOBIL, the TOTAL Group and UNOCAL; and the terms "Badak LNG" and "Arun LNG", as used herein, do not include either the Korean Carry-Over Quantities or the Build-down Quantities.

     1.5 PERTAMINA, Contractors, the TOTAL Group and UNOCAL are parties to the Amended and Restated Bontang Processing Agreement dated as of February 9, 1988 (as amended from time to time, the "Processing Agreement"), which provides for the operation of the Bontang Plant for the liquefaction of Natural Gas produced in East Kalimantan, including Badak LNG, and the payment of the costs of such operation. Such costs, as determined in accordance with the Processing Agreement, are herein referred to as "Plant Operating Costs".

     1.6 PERTAMINA has heretofore entered into certain loan agreements in connection with financing the cost of construction of the first two liquefaction trains at the Bontang Plant. The funds required to service such loans are herein referred to as "Financing Costs".

     1.7 PERTAMINA has also entered into a Transportation Agreement dated as of September 23, 1973, as amended, with Burmah Gas Transport Limited, as successor in interest to Burmast East Shipping Contractors (the "Transportation Agreement"), providing for the transportation of LNG in LNG Tankers from Indonesia to Japan. The costs of such transportation are herein referred to as "Transportation Costs".


     1.8 Prior to the date hereof, all Natural Gas comprising Badak LNG has been supplied pursuant to the VICO Supply Agreement. Such Natural Gas has been produced or deemed produced from the Badak Field. Pursuant to the Badak Gas Unit Joint Operating Agreement dated June 25, 1977, but effective as of January 1, 1976 (the "Badak Unit Agreement"), 97.9% of the Natural Gas produced from the Badak Field is deemed to be produced from the VICO Contract Area and 2.10% of such Natural Gas is deemed to be produced from the contract area (the "Mahakam Contract Area") covered by a production sharing contract dated October 6, 1966, as amended, restated and extended, between P.N. Pertambangan Minjak Nasional and Japan Petroleum Exploration Company, Ltd., whose successors in interest thereunder are herein referred to as the "TOTAL Group". Contractors have accounted to the TOTAL Group for the net sales proceeds of such Natural Gas heretofore supplied pursuant to the VICO Supply Agreement in accordance with the terms of the Badak Unit Agreement.

     1.9 It has been determined to be in the interest of all parties to arrange for PERTAMINA and the TOTAL Group to have a separate agreement (the "TOTAL Supply Agreement"), having terms compatible herewith and with the MOBIL Supply Agreement, for the supply of Natural Gas from the Badak Field deemed produced from the Mahakam Contract Area in support of PERTAMINA's obligations under the LNG Sales Contract. PERTAMINA and Contractors are entering into this Agreement to take account of such an arrangement. Each Contractor desires to dispose of its Production Sharing Percentage of the VICO Contract Gas (hereafter defined) in accordance with the terms of this Agreement.

ARTICLE II

     2.1 This Agreement shall be effective as of December 3, 1973, and shall terminate on the date that:
     (a)  the LNG Sales Contract terminates, or
     (b) the reserves of Natural Gas in the VICO Contract Area in support of Badak LNG which can economically be produced have been fully depleted, or
     (c) both Production Sharing Contracts terminate, whichever of (a), (b) or (c) first occurs.

ARTICLE III

     3.1 The quantities of Badak LNG scheduled for delivery under the LNG Sales Contract and the annual or shorter periods ("Quantity Periods") during which such scheduled quantities will be sold, purchased, received and paid for (or paid for if not taken) are as follows:

     Year         Period                  Quantities
                                          (at Receiving
                                            Facilities)
                                     (Billions of BTU's)

    1977          Mar. 1 to June 30          20,093

                  July 1 to Dec. 31          66,042

    1978          Jan. 1 to July 31          83,280

                  Aug. 1 to Dec. 31          66,042

    1979          Jan. 1 to Aug. 31         100,518

                  Sept. 1 to Dec. 31         57,742

    1980-1982     Each Full Year            166,065

    1983          Jan. 1 to Dec. 31         195,121

    1984-1986     Each Full Year            190,733

    1987-1996     Each Full Year            181,958

    1997          Jan. 1 to Feb. 28          28,425

                  Mar. 1 to June 30          35,846

                  July 1 to Dec. 31          20,293

    1998          Jan. 1 to Mar. 15           2,871




    3.2 The total quantities of LNG to be sold, purchased, received and paid for (or paid for if not taken) under the LNG Sales Contract consist of the quantities of Badak LNG provided for in Section 3.1 hereof, the Arun LNG, the portion of the Korean Carry-Over Quantities for which the LNG Sales Contract is the Designated LNG Sales Contract, and the Build-down Quantities. As to each Quantity Period, if
    (a) quantities of Arun LNG available are less than the quantities of Arun LNG required to be sold and delivered under the LNG Sales Contract during such Quantity Period, and
    (b) at the time of such deficiency quantities of LNG derived from Natural Gas produced from the Badak Field in excess of Badak LNG required under Section 3.1 hereof during such Quantity Period are available on an economic basis without expansion of the Bontang Plant and are not at the time committed for sale to another market, then such excess quantities of LNG shall be sold, purchased, received and paid for (or paid for if not taken) under the LNG Sales Contract, provided, however, that any such sale and purchase of excess quantities of LNG shall not reduce the quantities of Badak LNG to be sold, purchased, received and paid for (or paid for if not taken) during any subsequent Quantity Period or any make-up entitlement of the Bontang Plant under
Section 3.5, Section 3.6 or Section 3.7 hereof.

     3.3 As to each Quantity Period, if quantities of Badak LNG available are less than the quantities required to be sold and delivered under this Agreement during such Quantity Period, the quantities of Badak LNG specified for such Quantity Period in
Section 3.1 hereof shall be deemed reduced if and to the extent PERTAMINA advises the Contractors that the deficiency can be made up by additional deliveries of Arun LNG during such Quantity Period, and such Arun LNG is in fact purchased and received by Buyers during such Quantity Period or paid for if not taken.

     3.4 As to each Quantity Period, if the quantities of Badak LNG available are sufficient to supply the quantities required under Section 3.1 hereof applicable to such Quantity Period and the quantities of Arun LNG are sufficient to supply the remainder of the Fixed Quantities required under Section 7.1(a) of the LNG Sales Contract applicable to such Quantity Period, but the total quantities of LNG delivered by PERTAMINA under the LNG Sales Contract are less than the total Fixed Quantities provided to be delivered during such Quantity Period under the LNG Sales Contract, the total quantities of Badak LNG to be delivered to Buyers during such Quantity Period shall be reduced in the proportion that the total quantities of Badak LNG specified in
Section 3.1 hereof for such Quantity Period bear to the quantities of LNG specified in Section 7.1(a) of the LNG Sales Contract for the corresponding Fixed Quantity Period.

     3.5 As to each Quantity Period, if the total quantities of Badak LNG delivered are less than those provided in Section 3.1 hereof to be delivered during such Quantity Period because of a failure or inability of the Bontang Plant to make such quantities available, then, subject to Section 3.3 hereof, any part of such quantities which Seller is entitled to make up under the LNG Sales Contract and any quantities which in fact are made up, whether or not such make-up is provided for in the LNG Sales Contract, shall be made up with Badak LNG.

     3.6 Make-up LNG and Restoration Quantities (herein "make-up") to be delivered under Sections 7.5 and 7.6, respectively, of the LNG Sales Contract shall be allocated between the Bontang Plant and the Arun Plant in the proportion which the quantity deficiency of each subject to make-up under said Section 7.5 or Section 7.6, as the case may be, at the time of scheduling the make-up delivery bears to the total quantity deficiency under said Section 7.5 or Section 7.6, as appropriate, at such time. Make-up priority as between said Section 7.5 and
Section 7.6 shall be as provided in the LNG Sales Contract.

     3.7 Subject to prior agreement in respect of handling prepayments as provided below, as to each of the Bontang Plant and the Arun Plant, if make-up deliveries allocated to such plant are required and sufficient LNG is not available from such plant to satisfy the make-up delivery required, the required make-up deliveries may be made from such other plant if the required additional quantities of LNG are available from such other plant on an economic basis without expansion of such other plant and are not at the time committed to another market. As to make-up quantities allocated to either the Bontang Plant or the Arun Plant but which under this Section 3.7 are delivered from the other plant, if the make-up LNG delivered has theretofore been paid for in whole or in part by one or more Buyers, PERTAMINA and Contractors will make arrangements satisfactory to each for the payment or receipt, as appropriate, of amounts theretofore paid by Buyers applicable to the portion of such quantities of LNG deemed produced from the VICO Contract Area applicable to such make-up deliveries.

     3.8 PERTAMINA and Contractors hereby commit and agree to supply and deliver from proved economically recoverable reserves of Natural Gas (and LNG resulting from the liquefaction thereof) comprising 100% of the Badak LNG sold and delivered from and after the effective date hereof up to the date hereof and 97.9% of the Badak LNG sold and delivered from and after the date hereof (the quantities of Natural Gas committed to be supplied pursuant to this Agreement are herein referred to as the "VICO Contract Gas", and each of the above-stated percentages, during the time in which it is in effect, is herein referred to as the "Producers' Percentage"). The balance, being Natural Gas (and LNG resulting from the liquefaction thereof) required for 2.10% of the Badak LNG sold and delivered from and after the date hereof is committed for supply and delivery by PERTAMINA and the TOTAL Group under the TOTAL Supply Agreement (such quantities are herein referred to as the "Mahakam Contract Gas").

     3.9 Contractors intend that the provisions of this Agreement be consistent with PERTAMINA's obligations as Seller under the LNG Sales Contract to sell and deliver LNG. Accordingly, in the event of conflict between the provisions of this Agreement that provide for the sale and delivery of Badak LNG and the provisions of the LNG Sales Contract that provide for the sale and delivery of LNG, the provisions of the LNG Sales Contract shall prevail.

 ARTICLE IV

     4.1 PERTAMINA will cause the Badak LNG to be transferred from the Loading Port at the Bontang Plant to the designated
Receiving Facility at an Unloading Port.  For this purpose
PERTAMINA has executed the Transportation Agreement.

     4.2 In the event additional or replacement LNG Tankers are needed for purposes of this transportation because of unavailability of tankers or loss of an LNG Tanker already in service, PERTAMINA will arrange for such additional or replacement LNG Tankers on terms and conditions satisfactory to PERTAMINA and Contractors.

     4.3 PERTAMINA shall cause all proceeds from cargo insurance policies covering Badak LNG to be paid directly by the insurer to the Trustee and Paying Agent pursuant to the Trustee and Paying Agent Agreement referred to in Section 7.3 hereof, and each insurance policy shall so provide. Such insurance proceeds shall be distributable by the said Trustee and Paying Agent in the same way as other amounts received pursuant to Section 7.1 hereof.

ARTICLE V

     5.1 Title to each Contractor's share of Badak LNG produced from the VICO Contract Gas will pass to PERTAMINA eo instante with the passage of title from PERTAMINA to Buyer at the Receiving Facility of the Buyer to whom delivery is made.

     5.2 At the time of unloading each shipment of LNG at the Unloading Port, PERTAMINA will furnish Contractors with appropriate documentation to evidence the quantity thereof, together with copies of the invoices to the Buyers covering such shipment. PERTAMINA will also furnish to Contractors a copy of each invoice or other billing delivered to the Buyers on account of take-or-pay, interest or other payment obligations of the Buyers arising under the LNG Sales Contract, concurrently with their being furnished to the Buyers. Calculation of the Contract Sales Price and currency adjustments under the LNG Sales Contract, and the amount of sales invoices and other billings to the Buyers, and any adjustments, shall be reviewed and approved by PERTAMINA and Contractors prior to presentation to the Buyers.

ARTICLE VI

     6.1 As to matters which affect the sale and delivery of Badak LNG, the LNG Sales Contract and the Transportation Agreement will be administered by a representative to be appointed by PERTAMINA and the representative appointed by Contractors under ARTICLE IX hereof. It is understood, however, that it will be necessary from time to time for PERTAMINA, as seller under the LNG Sales Contract, to take certain administrative and operational actions without such consultation where immediate action is required. Contractors will be promptly advised of such action.

     6.2 PERTAMINA and Contractors agree to consult with each other freely on all matters relating to the LNG Sales Contract. PERTAMINA and Contractors shall confer and agree as to any amendment to the LNG Sales Contract or to any permitted action or election under the LNG Sales Contract which constitutes a material adjustment in the quantities of LNG to be sold and delivered thereunder or change in the terms thereof. At the request of any party hereto, a memorandum evidencing such agreement shall be prepared as soon as feasible and signed by each party hereto.

ARTICLE VII

     7.1 The amounts to be paid to each Contractor for its share of the Badak LNG to be delivered shall be its Production Sharing
Percentage of the Producers' Percentage of the sum of:

          (a) an amount equal to the Contract Sales Price per Million BTU's in effect at the time of delivery of such cargo provided in the LNG Sales Contract to be paid by Buyer to Seller for LNG sold and delivered under the LNG Sales Contract, and in addition

          (b) all other amounts which each Buyer shall become obligated to pay to Seller pursuant to the LNG Sales Contract, which under this Agreement are applicable to Badak LNG, including
               (i) amounts payable by each Buyer on account of Fixed Quantities required to be taken but which are not taken by such Buyer,
               (ii) any incremental payments applicable to make-up deliveries from the Bontang Plant, and

               (iii)any interest accruing on overdue invoice payments;

provided, however, that payments which each Buyer shall become obligated to pay Seller pursuant to the provisions of Article 4 (other than Section 4.5(b)) of the LNG Sales Contract shall not be considered to be applicable to Badak LNG under this Agreement.

     7.2 Amounts payable to Contractors on account of LNG supplied from the Bontang Plant, or on account of take-or-pay payments or interest payable by the Buyers, or otherwise, shall become due and payable on the due date of the Buyers' related payment obligation pursuant to the LNG Sales Contract. In order to arrange for the receipt by each Contractor of the payments to which such Contractor is entitled under Section 7.1 hereof, PERTAMINA hereby assigns to each Contractor its respective Production Sharing Percentage of the Producers' Percentage of all amounts payable by each Buyer under the LNG Sales Contract which under this Agreement are applicable to Badak LNG.

     7.3 Throughout the term of this Agreement, all payments due from the Buyers under the LNG Sales Contract which under this Agreement are applicable to Badak LNG shall be remitted by or on behalf of the Buyers to a special trustee account maintained in the United States at a leading bank located in the United States selected by PERTAMINA and Contractors. Such Bank will serve as Trustee and Paying Agent, pursuant to a mutually agreeable Trustee and Paying Agent Agreement, the parties to which shall include PERTAMINA, Contractors, the TOTAL Group, other parties entitled to share in the proceeds resulting from the sale of the Korean Carry-Over Quantities (to the extent the LNG Sales Contract is the Designated LNG Sales Contract for such quantities) and the Bontang portion of the Build-down Quantities, and such Bank. The Trustee and Paying Agent Agreement will provide, among other things, for disbursement by the Bank of (a) Financing Costs, (b) Plant Operating Costs, (c) Transportation Costs, (d) the trustee's fees and expenses and (e) other costs approved by PERTAMINA and Contractors. The net balance (i.e., the net realized price), insofar as it relates to the VICO Contract Gas, shall be paid to the parties in accordance with their Production Sharing Percentages.

     7.4 PERTAMINA will cause each Buyer to perform its obligations under Section 10.4 of the LNG Sales Contract in such manner as will meet the requirements of this Agreement.

ARTICLE VIII

     All disputes arising in connection with this Agreement shall be finally settled by arbitration conducted in Paris, France, by three arbitrators under the Rules of Arbitration of the International Chamber of Commerce. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a juridical acceptance of the award and an order of enforcement, as the case may be.

     This Agreement shall be governed and interpreted in accordance with the laws of the State of New York, United States of America.

ARTICLE IX

     VICO is designated representative of Contractors for performance on behalf of Contractors of their obligation under
Section 6.1 hereof and for the giving and receipt of notices, responses or other communications to and from Contractors under this Agreement. Such representative may be changed by written notice to such effect from the Contractors to PERTAMINA.

ARTICLE X

     10.1 This Agreement shall not be amended or modified except by written agreement signed by the parties hereto.

     10.2 This Agreement shall inure to the benefit of, and be binding upon, PERTAMINA and each Contractor, their respective successors and assigns, provided that this Agreement shall be assignable by a Contractor only if such Contractor concurrently assigns to the same assignee an equal interest in the Production Sharing Contracts.

     IN WITNESS WHEREOF, PERTAMINA and Contractors have caused their duly authorized representatives to execute this Agreement as of the day and year first written above, but effective as of December 3, 1973.


PERUSAHAAN PERTAMBANGAN MINYAK     CONTRACTORS:
DAN GAS BUMI NEGARA (PERTAMINA)
                                   VIRGINIA INDONESIA COMPANY



By _________/s/___________              By ________/s/__________


                                   LASMO SANGA SANGA LIMITED



                                   By _________/s/_________


                                   OPICOIL HOUSTON, INC.



                                   By __________/s/________


                                   UNION TEXAS EAST KALIMANTAN
                                   LIMITED



                                   By __________/s/________


                                   UNIVERSE GAS & OIL COMPANY,
                                   INC.



                                   By __________/s/________


                                   VIRGINIA INTERNATIONAL
                                   COMPANY


                                   By __________/s/________